                                                                    EXHIBIT 20.2


                      FIRST UNION MASTER CREDIT CARD TRUST
                            TRUST AND SERIES SUMMARY
                                     FEB-00

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TOTAL TRUST                                          SEP-99                            OCT-99
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TOTAL ENDING BALANCE                    2,025,328,662                     2,023,252,836
ENDING PRINCIPAL BALANCE                1,949,997,427                     1,947,023,736
ENDING NON-PRINCIPAL BALANCE               75,331,235                        76,229,100

YIELD                                      33,244,466        20.34%          35,411,885          21.79%

CHARGE-OFFS                                (7,719,220)       -4.72%          (7,723,886)         -4.75%

NET YIELD: (YIELD - C/O)                   25,525,246        15.62%          27,687,999          17.04%

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SERIES 1996-1                                        SEP-99                            OCT-99
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MONTH-END INVESOR BALANCE               1,115,151,821                     1,115,151,821
INVESTOR PERCENTAGE                             56.85%                            57.19%
                                                            -------                             -------
3-MONTH AVG. EXCESS SERVICING                                 9.78%                               9.85%
                                                            -------                             -------

YIELD                                      18,899,637        20.34%          20,251,118          21.79%

CHARGE-OFFS                                (4,388,407)       -4.72%          (4,417,086)         -4.75%
CERTIFICATE INTEREST                       (5,197,650)       -5.59%          (5,396,112)         -5.81%
SERVICING FEE                              (1,858,586)       -2.00%          (1,858,586)         -2.00%

EXCESS SERVICING                            7,454,994         8.02%           8,579,334           9.23%

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TOTAL TRUST                                          NOV-99                               DEC-99
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TOTAL ENDING BALANCE                    2,030,172,328                        2,086,476,133
ENDING PRINCIPAL BALANCE                1,954,237,717                        2,008,987,769
ENDING NON-PRINCIPAL BALANCE               75,934,611                           77,488,364

YIELD                                      37,826,553         23.31%            38,285,107         23.51%

CHARGE-OFFS                                (6,837,774)        -4.21%            (7,436,958)        -4.57%

NET YIELD: (YIELD - C/O)                   30,988,779         19.10%            30,848,148         18.94%

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SERIES 1996-1                                        NOV-99                               DEC-99
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MONTH-END INVESOR BALANCE               1,115,151,821                        1,115,151,821
INVESTOR PERCENTAGE                             57.27%                               57.06%
                                                             -------                              -------
3-MONTH AVG. EXCESS SERVICING                                  9.58%                               10.03%
                                                             -------                              -------

YIELD                                      21,665,041         23.31%            21,846,731         23.51%

CHARGE-OFFS                                (3,916,314)        -4.21%            (4,243,771)        -4.57%
CERTIFICATE INTEREST                       (5,216,235)        -5.61%            (7,030,757)        -7.57%
SERVICING FEE                              (1,858,586)        -2.00%            (1,858,586)        -2.00%

EXCESS SERVICING                           10,673,906         11.49%             8,713,616          9.38%

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TOTAL TRUST                                           JAN-00                              FEB-00
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TOTAL ENDING BALANCE                    2,050,296,068                       2,019,788,569
ENDING PRINCIPAL BALANCE                1,972,883,707                       1,943,604,997
ENDING NON-PRINCIPAL BALANCE               77,412,360                          76,183,572

YIELD                                      35,875,566         21.43%           37,474,738       22.79%

CHARGE-OFFS                                (8,267,714)        -4.94%           (8,164,578)      -4.97%

NET YIELD: (YIELD - C/O)                   27,607,851         16.49%           29,310,160       17.83%

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SERIES 1996-1                                         JAN-00                              FEB-00
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MONTH-END INVESOR BALANCE               1,115,151,821                       1,115,151,821
INVESTOR PERCENTAGE                             55.51%                              56.52%
                                                             -------                           -------
3-MONTH AVG. EXCESS SERVICING                                  9.92%                             9.40%
                                                             -------                           -------

YIELD                                      19,913,861         21.43%           21,182,202       22.79%

CHARGE-OFFS                                (4,589,255)        -4.94%           (4,614,942)      -4.97%
CERTIFICATE INTEREST                       (5,199,160)        -5.59%           (5,478,045)      -5.89%
SERVICING FEE                              (1,858,586)        -2.00%           (1,858,586)      -2.00%

EXCESS SERVICING                            8,266,860          8.90%            9,230,630        9.93%

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